As filed with the Securities and Exchange Commission on July 23, 2007
                                                      Registration No. 333-29159
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           -------------------------

                           EASTGROUP PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)

            Maryland                                             13-2711135
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                              300 One Jackson Place
                             188 East Capitol Street
                           Jackson, Mississippi 39201
                                 (601) 354-3555
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

            David H. Hoster II, President and Chief Executive Officer
                           EastGroup Properties, Inc.
                              300 One Jackson Place
                             188 East Capitol Street
                           Jackson, Mississippi 39201
                                 (601) 354-3555
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        --------------------------------

                                    Copy to:
                             Michael C. Donlon, Esq.
                        Jaeckle Fleischmann & Mugel, LLP
                                12 Fountain Plaza
                          Buffalo, New York 14202-2292
                                 (716) 856-0600

     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters all of the securities that remain unsold under the registration statement as of the date hereof.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [X]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [ ]
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: [ ]

                                EXPLANATORY NOTE:

                       DEREGISTRATION OF UNSOLD SECURITIES

     This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3, Registration No. 333-29159 (the "Original Registration Statement"), of EastGroup Properties, Inc. (the "Company"), which was filed with the Securities and Exchange Commission (the "Commission") and became effective on June 13, 1997. The Registration Statement registered 500,000 shares of the Company's common stock, par value $0.0001 per share ("Common Stock"), for sale pursuant to the EastGroup Properties, Inc. Dividend Reinvestment Plan.

     On July 23, 2007, the Company filed a Registration Statement with the Commission on Form S-3 registering 500,000 shares of Common Stock for issuance under the Company's new Dividend Reinvestment Plan. Consequently, the offering pursuant to the Original Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Original Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the 372,602 shares of Common Stock registered, but unsold, under the Original Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi on July 23, 2007.

                                   EASTGROUP PROPERTIES, INC.



                                   By:  /s/ DAVID H. HOSTER
                                        -----------------------
                                        David H. Hoster II
                                        Chief Executive Officer

     Note: No other person is required to sign this Post-Effective Amendment No. 1 to Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.